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                                                                       EXHIBIT 1

                                MARCUS A. SANDERS
                                 ATTORNEY AT LAW

                                  June 8, 2000

BAOA, INC.
555 Whitehall Street
Atlanta, Georgia  120

     Re: BAOA, Inc.
         2000 Stock Award Plan

Ladies and Gentlemen:

        I have acted as counsel to BAOA, Inc. ("BAOA") in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of BAOA's common stock, 0.001 par value (the "Shares"), which may be issued in connection with the above-referenced plan (the "Plan"). In connection with that registration, I reviewed the proceedings of the Board of Directors of BAOA relating to the registration and proposed issuance of the common stock, the Articles of Incorporation of BAOA and all amendments thereto, the Bylaws of BAOA and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

        Based upon that review, it is my opinion that the Shares when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the California Corporation's Code.

        I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

        I consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to my office under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                       Very truly yours,

                                       By /s/ Marcus A. Sanders
                                          ---------------------------------

                                       Marcus A. Sanders